SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                          DATE OF EARLIEST REPORT

                                APRIL 11, 2006
                        (DATE OF EARLIEST EVENT REPORTED)




             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                          NEW MEDIUM ENTERPRISES, INC.



STATE  OR  OTHER  JURISDICTION  OF                  (I.R.S.  EMPLOYER
INCORPORATION  OF  ORGANIZATION)                    IDENTIFICATION


             11-3502174                                         NEVADA




       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING ARE
            CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                               MAHESH  JAYANARAYAN,  CEO
                                  195  The  Vale
                                  London  W3  7QS
                            Tel:  011  44  208  746  2018
                            Fax:  011  44  208  749-8025


     Item 1.01 Entry Into a Material Definitive Agreement.

     On April 11, 2006 New Medium Enterprises, Inc. entered into a Memorandum of Understanding, subject to legal contract, to purchase 51% OF MPEG Technology Company Ltd, a privately held trading company in Hong Kong, for certain considerations as outlined in the Memorandum Of Understanding dated April 11, 2006 Item 101a.



     Signature:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




New  Medium  Enterprises,  Inc.
-------------------------------
(Registrant)


By:  /s/  Mahesh K. Jayaranayan, President and Chief Executive Officer


APRIL 21, 2006

ITEM 101.a

     MEMORANDUM  OF  UNDERSTANDING  SUBJECT  TO  LEGAL CONTRACT DATED 11TH APRIL
     2006

Parties to the agreement

     1.New Medium Enterprise Inc, a US public limited technology company traded on the OTC Exchange and registered in the State of Nevada and hereinafter referred to as the 'buyer'


     2.MPEG Technology Company ltd, a private limited company registered in Hong Kong and whose main line of business is the design, manufacture and the trading of digital AV products, components and equipment and hereinafter is referred to as the 'seller'.

Background

     1.New Medium Enterprises Inc is a publicly quoted US company listed on the OTC and trading under the symbol NMEN.OB. NME is aimed at positioning itself as a technology leader in the field of High Definition (HD) digital storage. NME is offering the film, entertainment, video gaming and storage industries a total solution including thwarting video piracy. The Company has developed the Versatile Multilayer Disc (VMD), a technologically advanced red laser optical storage disc that has capacities ranging from 20 to 40GB. The technology has the capability of up to 100GB of data storage, which is 20 fold the capacity of existing DVD discs. For additional information about NME, please consult the Company's website at: www.nmeinc.com.

     2.MPEG Technology Company ltd is a privately held trading company in Hong Kong currently with a turnover of approximately US $ 9 million and with a profit of approximately 5% or US $ 400k. Their mainline business is the design, manufacture and the trading of digital AV products, components and equipment which include the sale of high end electronic chip boards to the DVD and electronic home entertainment ODM sector in mainland China, Taiwan and other leading South East Asian companies.

The parties agree to the following

MPEG Technology Company ltd obligation

     1. It will carry on managing the day to day operations of the company

     2.aggressively market and promote VMD and EVD technology but not exclusively.

     3. Conduct, negotiate and sell products achieving the highest margins possible

     4. Endeavour to meet its minimum revenue target of 9 million $ in 2006

     5.  Endeavour  to  meet  its  minimum profit forecast of 5% or US $ 400k in
     2006

     6. Promote and enhance the business in special end products which incorporate VMD and EVD technologies e.g. PVRs, DVD players to include portable, IPTV, PMP, Home Digital theatre products etc.

     7. To work closely with NME's and EVD's R&D team and provide support to the product development from its associate company in Shenzhen, China - Shenzhen MPEG Electronics Co Ltd.



NME obligation

     1. NME agrees to buy 51 % of MPEG Technology Company Ltd for the following consideration.

     1.1. Pay15 million fully paid up 1 year restricted shares at time of contract

     1.2. Pay a sum of US $ 1.25 million in cash in the following instalments

     a. At the time of contract a sum of US $ 312,500 or the equivalent in tradable shares valued at 10% discount as per the discretion of the 'seller'

     b. Pay the balance sum in 4 equal instalments in cash US $ 234,375 each quarter from contract date if the 'seller' maintains his revenue and profit performance as described under clause Performance and profits. The 'seller' has the right to take tradable shares at a 10% discount at his discretion in lieu of cash consideration.

     1.3. Invest a sum of US $ 1.25 million in cash in the company as working capital to fund the order book at the time of contract. This amount is to be invested at the time of the contract.

     1.4. Further grant the 'seller' a management performance fee subject to it meeting revenue target of US $ 10 million and profit of 5 % or 500k. The performance bonus will be 1 million of warrants at the following exercise price a.250,000 shares @ 0.20 cents b.250,000 shares @ 0.30 cents c.250,000 shares @ 0. 35 cents d.250,000 shares @ 0. 40 cents

     1.5 Further NME guarantees that it will pay the 'seller' 20 % of the net profits at the end of the financial year for managing the business and meeting its revenue and profit targets as described in Performance and Profits forecasts.

     1.6 Dividend policy - the company will pay out dividends only after the third year.

     1.7 In the event of a sale of the company before three years the investment and retained profits will be shared according to the equity holding.

     The  agreement  will  not  come  into force until items 1.1, 1.2., 1.2a and
     1.3 are fulfilled.

     If for some reason item 1.2b cannot be met on time the 'seller' has the right to withdraw this amount from the initial investment in the company.

     NME acknowledges and agrees that the current retained profits and cash values prior to this transaction in the company of MPEG Technology will be paid out to the current shareholders.as a distribution

     MPEG Technology Company will undertake and guarantee that the company at the time of the contract will have no liabilities or obligations to the current shareholders or third parties except for the purchase order amount outstanding to Sigma Designs ltd of US $ 800k .

     NME agrees to that the current shareholders will repay themselves US $ 800k from the initial investment of US $ 1.25 million subject to confirmation of this payment ot Sigma Designs by themselves.

     Other Issues

     Board control - NME will vest board control in the hands of the current board. However it will have the right to appoint one board member or 1/3rd of the board. NME will exercise its right of control if targets and profits are not met.

     Right to shares, cash compensation and warrants. - NME will also have the right to withdraw or re-negotiate its offer of shares under the following circumstances.

     1. Gross mismanagement or untoward events in the company


     2. Failure to comply with corporate regulatory issues and authorities


     3. Engage in other unrelated business through the company without prior permission from NME main board.

     Performance and Profits

     1. Performance will mean meeting the minimum targets to be which will represent 75 % of the current turnover of US $ 9 million and profits of $ 400k



     The above will form the basis of the agreement between the parties and will be subject to legal contract and Board approval on both sides.

     The parties agree to complete this contract / agreement within 14 days from this date.

     The contract will be subject to Hong Kong jurisdiction if acceptable to NME lawyers.


Signed


Director
MPEG Technology Company ltd




Signed



CEO
New Medium Enterprises Inc


<